Exhibit 10.5

___________, 2020

Natural Order Acquisition Corp.

30 Colpitts Road

Weston, MA 02493

Ladies and Gentlemen:

Natural Order Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 7,200,000 warrants of the Company (“Private Warrants”), at a price of $1.00 per warrant for an aggregate purchase price of $7,200,000 (the “Private Warrant Purchase Price”).

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Warrant Purchase Price to be delivered to Loeb & Loeb (“Loeb”), as escrow agent, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Continental shall deposit the Private Warrant Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement.

Each of the Company and the undersigned acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants.

Additionally, the undersigned agrees:

●	to vote in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 24 months from the closing of the IPO, unless the Company provides the holders of shares of Common Stock sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s taxes, divided by the number of then outstanding shares of Common Stock sold in the IPO;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the undersigned in the IPO or sold by the Company in the IPO and purchased by the undersigned in the open market thereafter) if the Company fails to consummate a Business Combination;

●	that the Private Warrants and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (i) to the Company’s pre-IPO stockholders (including, to the extent the Company’s pre-IPO stockholders are entities, to such entity’s members, partners, stockholders or other equity holders), or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates, (iii) by bona fide gift to a member of the undersigned’s (or Permitted Transferee’s (as defined below)) immediate family or to a trust, the beneficiary of which is the undersigned (or Permitted Transferee) or a member of the undersigned’s (or Permitted Transferee’s) immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales at prices no greater than the price at which the Private Warrants were originally purchased or (viii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause viii) where the permitted transferee (“Permitted Transferee”) agrees to the terms of the transfer restrictions; and

●	the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned hereby represents and warrants that:

(a) it has been advised that the Private Warrants have not been registered under the Securities Act;

(b) it will be acquiring the Private Warrants for its account for investment purposes only;

(c) it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d) it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e) it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f) it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g) it has full power, authority and legal capacity to execute and deliver this letter agreement (“Agreement”) and any documents contemplated herein or needed to consummate the transactions contemplated in this Agreement; and

(h) this Agreement constitutes its legal, valid and binding obligation, and is enforceable against it.

This Agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Each party to this Agreement acknowledges that Loeb has represented both the Company and the undersigned in connection with the transactions contemplated hereby, the IPO, the issuance of the Company’s shares to Natural Order Sponsor LLC and all related transactions. The applicable rules of professional conduct require that Loeb inform the parties hereunder of this representation and obtain their consent. The Company and the undersigned each hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the transactions described above, Loeb has represented the Company and the undersigned, and not any other person or entity or Board member or employee of the Company or the undersigned; and (iii) give their respective informed consent to Loeb’s representation of the Company and the undersigned in connection with the transactions described above.

[Signatures Follow]

Very truly yours,

NATURAL ORDER SPONSOR LLC

By:
Name: Marc Volpe
Title: Chief Financial Officer

Accepted and Agreed:

NATURAL ORDER ACQUISITION CORP.

By:
Name: Paresh Patel
Title: President and Chief Executive Officer

Exhibit A

Wire Instructions